UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

METROCALL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21924	54-1215634

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia		22306

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 660-6677

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On October 22, 2004, Metrocall Holdings, Inc. and Arch Wireless, Inc. will mail a supplement to their joint proxy statement/prospectus dated October 6, 2004, relating to the special meeting of stockholders of Metrocall and Arch to be held on November 8, 2004 to approve the merger of Metrocall and Arch. The supplement to the joint proxy statement/prospectus is included as Exhibit 99.1 hereto and has been incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Supplement to joint proxy statement/prospectus to be mailed to stockholders of Metrocall and Arch on or about October 22, 2004.

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     This filing includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the anticipated settlement of the two purported class action lawsuits filed against USA Mobility, Metrocall, Arch and the members of the board of directors of Metrocall, the approval of such settlement, the consummation and timing of the merger between Metrocall and Arch and expected future revenues, operating expenses, synergies, cash and long-term debt balances, liquidity, financial condition, products and growth opportunities of USA Mobility. Words such as “projections,” “assumptions” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance identify forward-looking statements. All forward-looking statements reflect present expectations of future events and are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

     More detailed information about these material risks and uncertainties is contained in the joint proxy statement/prospectus previously mailed to Metrocall’s and Arch’s stockholders, including under the caption “Risk Factors,” and Metrocall’s and Arch’s filings with the Securities and Exchange Commission, including their respective annual reports on Form 10-K for the year ended December 31, 2003, each as amended by an Amendment No. 1 to Form 10-K filed on April 29, 2004, Metrocall’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, as amended by an Amendment No. 1 to Form 10-Q filed on June 11, 2004 and Amendment No. 2 to Form 10-Q filed on July 16, 2004, Metrocall’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 as amended by an Amendment No. 1 to Form 10-Q filed on August 20, 2004, and Arch’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

     Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this filing. None of Metrocall, Arch or USA Mobility is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     All subsequent forward-looking statements attributable to Metrocall, Arch or USA Mobility or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

     USA Mobility, Inc. (formerly Wizards-Patriots Holdings, Inc.), a recently-formed Delaware corporation that will become the parent holding company for each of Metrocall and Arch upon completion of the proposed merger, has filed an amended Registration Statement on Form S-4 with the SEC containing the form of a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Investors are urged to carefully read the definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC before making any voting or investment decision. Investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). Please call Metrocall’s and Arch’s information agent, MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 (call collect) if you need an additional copy of the joint proxy statement/prospectus, proxy card or any additional information or have any questions. In addition, documents filed with the SEC by Metrocall or Arch with respect to the proposed transaction may be obtained free of charge by contacting Metrocall Holdings, Inc., 6677 Richmond Highway, Alexandria, Virginia 22306, Attention: Brett Mankey (tel.: (703) 660-6677, ext. 6231) or Arch Wireless, Inc., Attention: Bob Lougee, Lougee Consulting Group, 7 Bridgeton Way, Hopkinton, MA 01748, (tel.: (508) 435-6117).

     Metrocall and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Metrocall. The directors and executive officers of Metrocall include: Vincent D. Kelly, Royce Yudkoff, Eugene I. Davis, Nicholas A. Gallopo, David J. Leonard Brian O’Reilly, Steven D. Scheiwe, George Z. Moratis and Stan Sech. Collectively, as of October 5, 2004, the beneficial common stock ownership of the directors and executive officers of Metrocall was approximately 1.8%. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

     Arch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Arch stockholders. The directors and executive officers of Arch include: William E. Redmond, Jr., Richard A. Rubin, Samme L. Thompson, James V. Continenza, Eric Gold, Carroll D. McHenry, Matthew Oristano, J. Roy Pottle and C. Edward Baker, Jr. Collectively, as of October 5, 2004, the beneficial common stock ownership of the directors and executive officers of Arch was approximately 6.2%. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCALL HOLDINGS, INC.
	By:	/s/ George Z. Moratis
		Name:	George Z. Moratis
Dated: October 21, 2004		Title:	Chief Financial Officer and Treasurer

Exhibit No.	Description

99.1	Supplement to joint proxy statement/prospectus to be mailed to stockholders of Metrocall and Arch on or about October 22, 2004.

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